EXHIBIT 99.1
NEWS RELEASE
LivaNova Reports First-Quarter 2026 Results; Raises Full-Year 2026 Revenue and Adjusted Diluted EPS Guidance
–Delivered double-digit reported and constant-currency revenue growth
–Raised full-year 2026 revenue and adjusted diluted earnings per share guidance(1)
–Received U.S. Food and Drug Administration premarket approval for aura6000 System to treat moderate to severe obstructive sleep apnea
LONDON, May 6, 2026 — LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the first quarter ended March 31, 2026 and raised full-year 2026 guidance.
Financial Summary and Highlights(1)
•First-quarter revenue of $362.3 million increased 14.3% on a reported basis and 11.1% on a constant-currency basis as compared to the prior-year period
•First-quarter U.S. GAAP diluted earnings per share of $0.40 and adjusted diluted earnings per share of $0.98
•First-quarter net cash provided by operating activities of $15.2 million and adjusted free cash flow of $3.8 million
•Raised full-year 2026 revenue growth range by 100 basis points to 7.0% to 8.0% on a constant-currency basis. Raised full-year 2026 adjusted diluted earnings per share range by $0.05 at midpoint to $4.20 to $4.30. Maintained full-year 2026 adjusted free cash flow range of $160 million to $180 million
•Received U.S. Food and Drug Administration (FDA) premarket approval (PMA) for the aura6000™ System for the treatment of adult patients with moderate to severe obstructive sleep apnea (OSA). The System is the first and only hypoglossal nerve stimulation (HGNS) device FDA-approved without a contraindication or warning related to complete concentric collapse and without a requirement for a pre-implantation drug-induced sleep endoscopy
•In April 2026, announced the publication of the full 12-month results from the OSPREY randomized controlled trial for OSA in the Annals of Internal Medicine, demonstrating proximal hypoglossal nerve stimulation (pHGNS) yields clinically significant responses and sustained improvements over time

(1) Constant-currency percent change, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

“In the first quarter, LivaNova delivered double‑digit revenue growth with strength across all regions, driven by sustained performance in our Cardiopulmonary and Epilepsy businesses,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. “We also made meaningful progress in Obstructive Sleep Apnea, accomplishing key regulatory and clinical milestones. These achievements support a solid foundation for entry into the high‑growth, high‑margin OSA market with a differentiated technology. Our updated 2026 guidance reflects strong execution in the core businesses alongside continued investment to unlock this next phase of growth and value creation. We remain focused on disciplined execution as we advance our long‑term strategy, consistent with what we outlined at our November 2025 Investor Day.”
First-Quarter 2026 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended March 31,		% Change	Constant-Currency % Change
	2026	2025
Cardiopulmonary	$208.7	$176.3	18.3%	14.0%
Neuromodulation	151.8	138.9	9.3%	7.6%
Other Revenue (1)	1.8	1.6	10.5%	(0.2)%
Total Net Revenue	$362.3	$316.9	14.3%	11.1%
(1)“Other Revenue” includes rental and site services income not allocated to segments.
•Numbers may not add precisely due to rounding.
First-quarter 2026 Cardiopulmonary revenue increased 18.3% on a reported basis and 14.0% on a constant-currency basis versus the first quarter of 2025 with growth across all regions, driven by Essenz™ Perfusion System sales, strong consumables demand, and favorable realized price.
First-quarter 2026 Neuromodulation revenue increased 9.3% on a reported basis and 7.6% on a constant-currency basis versus the first quarter of 2025 with growth across all regions, driven by total implant growth and favorable realized price.
Earnings Analysis
On a U.S. GAAP basis, first-quarter 2026 operating income was $41.5 million, as compared to operating income of $48.6 million for the first quarter of 2025. Adjusted operating income for the first quarter of 2026 was $71.1 million, as compared to adjusted operating income of $64.6 million for the first quarter of 2025.
On a U.S. GAAP basis, first-quarter 2026 diluted earnings per share was $0.40 as compared to diluted loss per share of $6.01 in the first quarter of 2025, which was impacted by recording the SNIA environmental liability expense of $360.4 million. First-quarter 2026 adjusted diluted earnings per share was $0.98, as compared to adjusted diluted earnings per share of $0.88 in the first quarter of 2025.
Full-Year 2026 Guidance
LivaNova now expects full-year 2026 revenue to grow between 7.0% and 8.0% (versus 6.0% and 7.0% prior) on a constant-currency basis. Foreign currency is expected to be a tailwind of approximately 1.0% based on current exchange rates, consistent with prior guidance.
Adjusted diluted earnings per share for 2026 is now expected to be in the range of $4.20 to $4.30 (versus $4.15 to $4.25 prior), assuming a share count of approximately 56 million for full-year 2026. In 2026, the Company estimates adjusted free cash flow in the range of $160 million to $180 million, consistent with prior guidance.
As discussed in the section entitled “Use of Non-GAAP Financial Measures” below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Daylight Time) on Wed., May 6, 2026 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial
+1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 946097. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience with a vision to change the trajectory of lives for a new day. Through ingenious medical solutions in select neurological and cardiac conditions, LivaNova strives to ignite patient turnarounds. Headquartered in London, with approximately 3,300 employees and a presence in more than 100 countries, LivaNova serves patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance excludes items such as, but not limited to, changes in fair value of certain derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, SNIA environmental liability and related financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses, or gains that may not be indicative of the Company’s operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income before income tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects, or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and shareholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions; adverse changes in export and import costs and other trade restrictions as well as uncertainty over global tariffs; risks relating to supply chain pressures; failure to protect, maintain, or upgrade LivaNova’s IT systems or products, or safeguard against cybersecurity incidents, service disruptions, or data corruption; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; risks related to AI integration and regulation; failure of investments, alliances, acquisitions, or divestitures to achieve expected returns; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain talent, maintain an effective succession plan, and negotiate successfully with local works councils; failure to obtain or maintain approvals, clearance, or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; the unfavorable impact of pending or existing climate change; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; changes in tax laws and regulations, including exposure to additional income tax liabilities; risks relating to the Company’s indebtedness; risks associated with potential government shutdowns; the potential for impairments of intangible assets, goodwill, and other long-lived assets; risks associated with public health crises; risks associated with shareholder activism; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.
Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(In millions)
	Three Months Ended March 31,
	2026	2025	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$69.3	$60.8	13.9%	13.9%
Europe (1)	57.3	44.5	28.8%	17.6%
Rest of World (1)	82.1	71.0	15.6%	11.8%
	208.7	176.3	18.3%	14.0%
Neuromodulation
U.S.	115.4	108.3	6.5%	6.5%
Europe (1)	18.3	15.2	20.8%	9.6%
Rest of World (1)	18.0	15.4	17.4%	13.3%
	151.8	138.9	9.3%	7.6%
Other Revenue (2)	1.8	1.6	10.5%	(0.2)%
Totals
U.S.	184.7	169.2	9.2%	9.2%
Europe (1)	75.7	59.7	26.7%	15.5%
Rest of World (1)	101.9	88.0	15.8%	11.8%
	$362.3	$316.9	14.3%	11.1%
(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other Revenue” includes rental and site services income not allocated to segments.
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(In millions, except for per share amounts)

	Three Months Ended March 31,
	2026	2025
Net revenue	$362.3	$316.9
Cost of sales	118.5	100.6
Gross profit	243.7	216.3
Operating expenses:
Selling, general, and administrative	143.6	129.1
Research and development	58.7	37.9
Other operating expense	—	0.6
Operating income	41.5	48.6
SNIA environmental liability expense	—	(360.4)
Interest expense	(8.3)	(15.3)
Foreign exchange and other income/(expense)	(5.7)	11.4
Income (loss) before income tax	27.5	(315.6)
Income tax expense	4.3	11.7
Loss from equity method investments	(0.9)	—
Net income (loss)	$22.3	($327.3)

Basic earnings (loss) per share	$0.41	($6.01)
Diluted earnings (loss) per share	$0.40	($6.01)

Basic weighted average shares outstanding	54.7	54.4
Diluted weighted average shares outstanding	55.9	54.4
•Numbers may not add precisely due to rounding.

Adjusted Financial Measures (in millions, except for per share amounts) - Unaudited

	Three Months Ended March 31,
	2026	2025
Adjusted SG&A	$128.9	$115.6
Adjusted R&D	47.1	38.2
Adjusted operating income	71.1	64.6
Adjusted net income	54.6	48.1
Adjusted diluted earnings per share	$0.98	$0.88
Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended March 31,		Adjusted Three Months Ended March 31,
	2026	2025	2026	2025
Gross profit	67.3%	68.3%	68.2%	68.9%
SG&A	39.6%	40.8%	35.6%	36.5%
R&D	16.2%	12.0%	13.0%	12.0%
Operating income	11.4%	15.3%	19.6%	20.4%
Net income (loss)	6.2%	(103.3)%	15.1%	15.2%
Income tax rate	15.8%	(3.7)%	22.5%	24.2%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Three Months Ended March 31, 2026	GAAP Financial Measures	Depreciation and Amortization Expenses (1)	Investment Related Items (2)	Financing Related Items (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Share-based Compensation Costs (6)	Certain Tax Adjustments (7)	Adjusted Financial Measures
Cost of sales	$118.5	($1.8)	$—	$—	($1.1)	$—	($0.4)	$—	$115.2
Gross profit percent	67.3%	0.5%	—%	—%	0.3%	—%	0.1%	—%	68.2%
Selling, general, and administrative	143.6	(2.6)	—	—	—	(6.2)	(5.9)	—	128.9
Selling, general, and administrative as a percent of net revenue	39.6%	(0.7)%	—%	—%	—%	(1.7)%	(1.6)%	—%	35.6%
Research and development	58.7	—	—	—	(9.6)	(0.1)	(2.0)	—	47.1
Research and development as a percent of net revenue	16.2%	—%	—%	—%	(2.6)%	—%	(0.5)%	—%	13.0%
Operating income	41.5	4.4	—	—	10.7	6.3	8.3	—	71.1
Operating margin percent	11.4%	1.2%	—%	—%	2.9%	1.7%	2.3%	—%	19.6%
Net income	22.3	4.4	1.1	13.3	10.7	6.3	8.3	(11.7)	54.6
Net income as a percent of net revenue	6.2%	1.2%	0.3%	3.7%	2.9%	1.7%	2.3%	(3.2)%	15.1%
Diluted earnings per share	$0.40	$0.08	$0.02	$0.24	$0.19	$0.11	$0.15	($0.21)	$0.98
GAAP results for the three months ended March 31, 2026 include:
(1)Depreciation and amortization associated with purchase price accounting
(2)Impairment of investment without readily determinable fair value
(3)Mark-to-market adjustments for the 2029 Notes embedded and capped call derivatives, non-cash interest expense, and loss on debt extinguishment
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, and Medical Device Regulation ("MDR") costs
(6)Non-cash expenses associated with share-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Three Months Ended March 31, 2025	GAAP Financial Measures	Restructuring Expense (1)	Depreciation and Amortization Expense (2)	Investment Related Items (3)	Financing Related Items (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Share-based Compensation Costs (7)	Certain Tax Adjustments (8)	Adjusted Financial Measures
Cost of sales	$100.6	$—	($1.7)	$—	$—	($0.3)	$—	($0.2)	$—	$98.5
Gross profit percent	68.3%	—%	0.5%	—%	—%	0.1%	—%	0.1%	—%	68.9%
Selling, general, and administrative	129.1	—	(2.5)	—	—	—	(4.6)	(6.5)	—	115.6
Selling, general, and administrative as a percent of net revenue	40.8%	—%	(0.8)%	—%	—%	—%	(1.4)%	(2.0)%	—%	36.5%
Research and development	37.9	—	0.1	—	—	(0.7)	2.0	(1.2)	—	38.2
Research and development as a percent of net revenue	12.0%	—%	—%	—%	—%	(0.2)%	0.6%	(0.4)%	—%	12.0%
Other operating expense	0.6	0.1	—	—	—	—	(0.7)	—	—	—
Operating income	48.6	(0.1)	4.1	—	—	0.9	3.2	7.8	—	64.6
Operating margin percent	15.3%	—%	1.3%	—%	—%	0.3%	1.0%	2.5%	—%	20.4%
Net (loss) income	(327.3)	(0.1)	4.1	2.6	0.2	0.9	363.6	7.8	(3.7)	48.1
Net (loss) income as a percent of net revenue	(103.3)%	—%	1.3%	0.8%	0.1%	0.3%	114.8%	2.5%	(1.2)%	15.2%
Diluted (loss) earnings per share (9)	($6.01)	$—	$0.07	$0.05	$—	$0.02	$6.65	$0.14	($0.07)	$0.88
GAAP results for the three months ended March 31, 2025 include:
(1)Restructuring expense related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Loss on investment revaluation of Ceribell, Inc.
(4)Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
(5)Remeasurement of contingent consideration related to the ImThera acquisition
(6)SNIA environmental liability, legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, MDR costs, cybersecurity incident costs net of insurance reimbursement, and R&D tax incentive
(7)Non-cash expenses associated with share-based compensation costs
(8)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)The denominator used to calculate the impact of non-GAAP adjustments on a per share basis and adjusted diluted earnings per share includes dilution from LivaNova's share-based compensation awards that was excluded from the calculation of GAAP diluted loss per share because the effect would have been anti-dilutive. See the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted loss per share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per share, at the end of this news release.
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)
	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$539.7	$635.6
Accounts receivable, net of allowance	229.3	216.0
Inventories	165.5	164.7
Prepaid and refundable taxes	41.3	48.6
Prepaid expenses and other current assets	38.5	36.8
Total Current Assets	1,014.2	1,101.6
Property, plant, and equipment, net	255.5	242.6
Goodwill	785.6	792.8
Intangible assets, net	224.6	230.0
Operating lease assets	54.5	55.5
Investments	18.5	20.3
Deferred tax assets	109.8	111.0
Long-term derivative assets	38.3	36.6
Other assets	15.4	15.7
Total Assets	$2,516.4	$2,606.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$2.6	$31.5
Accounts payable	99.1	97.2
Accrued liabilities and other	102.6	94.6
SNIA environmental liability	389.5	396.2
Current contingent consideration	59.6	50.0
Current litigation provision liability	9.6	12.6
Taxes payable	41.7	33.1
Accrued employee compensation and related benefits	57.6	92.9
Total Current Liabilities	762.5	808.1
Long-term debt obligations	285.2	345.2
Long-term contingent consideration	43.1	42.0
Deferred tax liabilities	6.8	9.6
Long-term operating lease liabilities	46.7	48.3
Long-term employee compensation and related benefits	13.1	13.6
Long-term derivative liabilities	93.3	83.9
Other long-term liabilities	54.4	55.4
Total Liabilities	1,305.0	1,406.1
Total Shareholders’ Equity	1,211.3	1,200.0
Total Liabilities and Shareholders’ Equity	$2,516.4	$2,606.1
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)	Three Months Ended March 31,
	2026	2025
Operating Activities:
Net income (loss)	$22.3	($327.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Remeasurement of contingent consideration to fair value	10.7	0.9
Remeasurement of derivative instruments	9.8	(18.7)
Depreciation	8.3	6.4
Share-based compensation	8.3	7.8
Amortization of debt issuance costs	4.8	5.7
Amortization of intangible assets	4.6	4.2
Amortization of operating lease assets	2.7	4.0
Deferred income tax expense	1.8	2.2
Impairments of investments	1.1	—
Loss on investment revaluation - Ceribell, Inc.	—	2.6
Other	1.2	—
Changes in operating assets and liabilities:
Accounts receivable, net	(14.7)	(3.9)
Inventories	(1.5)	(2.5)
Other current and non-current assets	(4.2)	6.4
Accounts payable and accrued current and non-current liabilities	(38.8)	(30.5)
Taxes payable	1.7	5.9
Litigation provision liability	(2.8)	0.2
SNIA environmental liability	—	360.4
Net cash provided by operating activities	15.2	24.0
Investing Activities:
Purchases of property, plant, and equipment	(14.3)	(10.8)
Other	(0.3)	0.2
Net cash used in investing activities	(14.6)	(10.6)
Financing Activities:
Repayment of long-term debt obligations	(95.9)	(4.4)
Other	1.7	—
Net cash used in financing activities	(94.2)	(4.4)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2.2)	6.0
Net (decrease) increase in cash, cash equivalents, and restricted cash	(95.8)	14.9
Cash, cash equivalents, and restricted cash at beginning of period	635.6	723.6
Cash and cash equivalents at end of period	$539.7	$738.4
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
	Three Months Ended March 31,
	2026			2025
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income (loss) before income tax	$27.5	$—	$71.5	($315.6)	$—	$63.5
Income tax expense	4.3	11.7	16.1	11.7	3.7	15.4
Loss from equity method investments	(0.9)	—	(0.9)	—	—	—
Net income (loss)	$22.3	($11.7)	$54.6	($327.3)	($3.7)	$48.1
Income tax rate	15.8%		22.5%	(3.7)%		24.2%
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
Three Months Ended March 31, 2026
Net cash provided by operating activities	$15.2
Less: Purchases of plant, property, and equipment	(14.3)
Add: 3T Heater-Cooler litigation payments	2.8
Adjusted free cash flow	$3.8
•Numbers may not add precisely due to rounding.
The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted loss per share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per share:

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
Three Months Ended March 31, 2025
GAAP diluted weighted average shares outstanding	54.4
Add: Effects of share-based compensation instruments	0.3
Adjusted diluted weighted average shares outstanding	54.7
•Numbers may not add precisely due to rounding.